BYLAWS OF
WINGSTOP INC.

ARTICLE 1 - OFFICES

Section 1.1. Registered Office.

The registered office of Wingstop Inc., a Delaware corporation (the “Corporation”), shall be in the County of New Castle, State of Delaware.

Section 1.2. Other Offices.

The Corporation may also have offices at such other places, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE 2 - STOCKHOLDERS

Section 2.1. Annual Meeting.

An annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose term expires and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or outside of the State of Delaware, on the date and at the time that the Board of Directors shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 2.2. Advance Notice of Nominations and Proposals of Business.

(a)Business at Annual Meetings of Stockholders.

(i)Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 2.2(b) of these Bylaws) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 2.2(a) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 2.2(a). For the avoidance of doubt, the foregoing clause (C) of this Section 2.2(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 (or any provision of law subsequently replacing Rule 14a-8) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(ii)    For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 2.2(b) of these Bylaws) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 2.2(a)(iii) to the Secretary of the Corporation and such business must otherwise be appropriate for stockholder action under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice for such business must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not held within a period that commences thirty (30) days before such anniversary date and ends seventy (70) days after such anniversary date, such stockholder’s notice must be delivered not earlier than one hundred and twenty (120) days prior to the annual meeting and not later than the later of (A) the tenth day following the day of the Public Announcement (as defined in Section 2.2(g) below) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral, postponement or recess of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iii)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person (as defined in Section 2.2(g) below) covered by clauses (C) – (H), (J) and (K) below, (C) the class or series and number of shares of stock of the Corporation that are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Section 2.2(g) below) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 2.2(g) below) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) any rights to dividends on the shares of any class or series of shares of the Corporation beneficially owned by such proposing stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (E) any material pending or threatened legal proceeding in which such proposing stockholder or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate (as defined in Section 2.2(g) below) of the Corporation, (F) any direct or indirect material interest in any material contract or agreement of such proposing stockholder or any Stockholder Associated Person with the Corporation, any Affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) a description of all other agreements, arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any other material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (H) a summary of any material discussion regarding the business proposed to be brought before the meeting between such stockholder or any Stockholder Associated Person, on the one hand, and any other record holder or beneficial owner of the shares of any class or series of the Corporation (including their names), on the other hand, (I) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (J) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 (or any provision of law subsequently replacing Section 14) of the Exchange Act, and the rules and regulations promulgated thereunder and (K) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal. In addition, any stockholder who submits a notice pursuant to this Section 2.2(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d).

Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 2.2(b) of these Bylaws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2(a). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(b)Nominations at Annual Meetings of Stockholders.

(i)    Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.2(b) of these Bylaws shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii)    Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 2.2(b)(ii) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 2.2(b)(ii). For the avoidance of doubt, clause (B) of this Section 2.2(b)(ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. Any nominations by stockholders at an annual meeting of stockholders shall be made pursuant to timely notice in proper written form as described in Section 2.2(b)(iii) to the Secretary of the Corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not held within a period that commences thirty (30) days before such anniversary date and ends seventy (70) days after such anniversary date, such stockholder’s notice must be delivered not earlier than one hundred and twenty (120) days prior to the annual meeting and not later than the later of (C) the tenth day following the day of the Public Announcement of the date of the annual meeting or (D) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral, postponement or recess of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall

(A)as to each person whom the stockholder proposes to nominate for election or reelection as a director of the Corporation, set forth (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly beneficially owned or of record by the proposed nominee, (4) the date such shares were acquired and the investment intent of such acquisition, (5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice or any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 (or any provision of law subsequently replacing Item 404) promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (6) any other information relating to the proposed nominee that (a) would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 (or any provision of law subsequently replacing Section 14) of the Exchange Act, and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected) or (b) the Corporation believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a Stockholder Associated Person other than the stockholder of record, from such Stockholder Associated Person), or lack thereof, or qualifications of such proposed nominee;

(B)with respect to each proposed nominee for election or reelection to the Board, be accompanied by (1) a written statement executed by the proposed nominee acknowledging as a director of the Corporation, the proposed nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, (2) a written questionnaire with respect to the background and qualifications of such proposed nominee and the background of any other Stockholder Associated Person on whose behalf the nomination is being made (the proposed nominee shall request such form from the Secretary of the Corporation, and the Secretary of the Corporation shall provide such form no later than 10 days following such request), and (3) a written representation and agreement (the proposed nominee shall request such form from the Secretary of the Corporation and the Secretary of the Corporation shall provide such form no later than 10 days following such request) that such proposed nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any Stockholder Associated Person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (c) in such proposed nominee’s individual capacity and on behalf of any Stockholder Associated Person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, (d) in such proposed nominee’s individual capacity and on behalf of any Stockholder Associated Person on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(C)as to the stockholder giving the notice, set forth (1) the name and address of such stockholder, as they appear on the Corporation’s books, the residence name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (2) – (6), (8) and (9) below, (2) the class and number of shares of stock of the Corporation that are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (3) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (4) any material pending or threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (5) any direct or indirect material interest in any material contract or agreement of such stockholder or any Stockholder Associated Person with the Corporation, any Affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a description of all other agreements, arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (8) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 (or any provision of law subsequently replacing Section 14) of the Exchange Act, and the rules and regulations promulgated thereunder, and (9) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination. In addition, any stockholder who submits a notice pursuant to this Section 2.2(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

(iv)    Notwithstanding anything in the fourth sentence of Section 2.2(b)(ii) of these Bylaws to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 2.2(b)(ii) of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the tenth day following the day on which such Public Announcement is first made by the Corporation.

(c)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to Section 2.2(e) of these Bylaws, only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.2(c) shall be eligible for election to the Board of Directors at a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.2(c) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 2.2(c). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.2(c) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders. Any nominations by stockholders at a special meeting of stockholders shall be made pursuant to timely notice in proper written form as described in this Section 2.2(c) to the Secretary of the Corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than one hundred and twenty (120) days prior to the special meeting and not later than the later of (1) the tenth day following the day of the Public Announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting or (2) the date which is ninety (90) days prior to the date of the special meeting. In no event shall any adjournment, deferral, postponement or recess of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with the requirements of, Section 2.2(b)(iii) of these Bylaws. In addition, any stockholder who submits a notice pursuant to this Section 2.2(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.2(d). At a special meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal or nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.

(d)    Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 2.2 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment, postponement or recess thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment, postponement or recess thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment, postponement or recess thereof).

(e)    Requirements of Exchange Act. In addition to the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 (or any provision of law subsequently replacing Rule 14a-8) promulgated under the Exchange Act. Nothing in this Section 2.2 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any provision of law subsequently replacing Rule 14a-8) promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(f)    Failure to Appear. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.2 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.2(f), to be considered a “qualified representative of the stockholder,” a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g)    Definitions. For purposes of these Bylaws, the term:

(i)“Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with, such person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. The term “person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(ii)“beneficial ownership” shall be determined in accordance with Rule 13d-3 (or any provision of law subsequently replacing Rule 13d-3) promulgated under the Exchange Act and “beneficial owner” has a meaning correlative to the foregoing.

(iii)“Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(iv)“Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(v)“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or any provision of law subsequently replacing any or all of such Sections) of the Exchange Act; and

(vi)“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

Section 2.3. Special Meetings; Notice.

Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 2.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a Public Announcement of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than 60 days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4.

When a meeting is adjourned or recessed to another time or place, notice need not be given of the adjourned or recessed meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned or recessed meeting are announced at the meeting at which the adjournment or recess is taken; provided, however, that if the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date for notice of such adjourned or recessed meeting. At any adjourned or recessed meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.5. Quorum.

At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast on the matter by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

Section 2.6. Organization.

The Chairman of the Board of Directors, or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the President of the Corporation or, in his or her absence, the person chosen at the meeting by the vote of a majority of the stockholders entitled to vote at the meeting, shall preside over the meeting. The Secretary shall act as the secretary of the meeting, but in his or her absence, any Assistant Secretary of the Corporation or any other person the chairman appoints shall act as secretary.

Section 2.7. Conduct of Business.

The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason, including, without limitation, lack of a quorum) to adjourn or recess the meeting to another place, if any, date and time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8. Proxies; Inspectors.

(a)    Each stockholder entitled to vote at a meeting of stockholders or express consent to corporation action in writing without a meeting (if permitted by the Certificate of Incorporation) may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

(b)    Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors (who may be employees of the Corporation) to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.9. Voting.

Except as otherwise required by any law or regulation applicable to the Corporation or its securities, by the Certificate of Incorporation, by these Bylaws or by the rules of any stock exchange upon which the Corporation’s securities are listed, when a quorum is present, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon. All elections of directors shall be determined by a plurality of the votes cast.

Section 2.10. Action by Written Consent.

Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 2.11. Stock List.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

ARTICLE 3 - BOARD OF DIRECTORS

Section 3.1. General Powers and Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 3.2. Number.

Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time solely by resolutions adopted by a majority of the directors then in office.

Section 3.3. Removal; Resignation.

Directors may only be removed as set forth in the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such places (if any), within or outside the State of Delaware, on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.5. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by two or more directors then in office, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.6. Quorum; Vote Required for Action.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn or recess the meeting to another place, if any, date or time, without further notice or waiver thereof. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7. Telephone Meetings.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.8. Conduct of Business; Action by Written Consent.

At any meeting of the Board of Directors or any committee thereof, business shall be transacted in the order and manner that the Board of Directors may from time to time determine. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof.

Section 3.9. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

ARTICLE 4 - COMMITTEES

Section 4.1. Committees of the Board of Directors.

The Board of Directors may designate one or more committees of the Board of Directors, each with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors and shall appoint one or more directors to serve as the member or members of such committee or committees, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of any committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 4.1 are subject to, and nothing in this Section 4.1 shall in any way limit the exercise, or method or timing of the exercise of the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

Section 4.2. Committee Rules.

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE 5 - OFFICERS

Section 5.1. Generally.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and a Secretary. The Board of Directors may also designate as officers a President, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 5.2. Chairman of the Board.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

Section 5.3. Chief Executive Officer.

The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 5.4. President.

The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 5.5. Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors, the Chief Executive Officer or his or her superior officer.

Section 5.6. Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.

Section 5.7. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 5.8. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.9. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 5.10. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.10 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer or the Vice President.

Section 5.11. Additional Matters. The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE 6 - STOCK

Section 6.1. Certificates of Stock.

Shares of the stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board (if any) or the vice-chairman of the Board (if any), the Chief Executive Officer, the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer, certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or outside of the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 6.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 6.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 6.5. Record Date.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.

(b)    If and to the extent that stockholder action by written consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 7 - INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1. Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 7.1.

Section 7.2. Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as- incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in investigating, responding to, defending or testifying in any Proceeding in advance of its final disposition. Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise.

Section 7.3. Claims.

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article 7 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4. Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 7 or the DGCL.

Section 7.5. Survival; Non-Exclusivity of Rights.

The rights conferred on any Indemnitee by this Article 7 shall continue as to a person who has ceased to be a director or officer of the Corporation and are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise. Any such rights shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into agreements with any Indemnitee for the purpose of providing for indemnification or advancement of expenses.

Section 7.6. Amounts Received from an Other Entity.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee, member, trustee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 7.7. Amendment or Repeal.

Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article 7 after the occurrence of the act or omission that is the subject of the Proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 7.8. Other Indemnification and Advancement of Expenses.

This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 7.9. Reliance.

Indemnitees who after the date of the adoption of this Article 7 become or remain an Indemnitee described in Section 7.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article 7 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Article 7 will apply to claims made against any Indemnitee described in Section 7.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Article 7 in respect of service as a director or officer of the corporation or other service described in Section 7.1.

Section 7.10. Successful Defense.

In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE 8 - NOTICES

Section 8.1. Methods of Notice.

Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation or given as permitted by applicable law. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 8.2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver of any notice by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE 9 - MISCELLANEOUS

Section 9.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 9.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 9.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.4. Time Periods.

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE 10 - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, alter, amend or repeal the bylaws. Any adoption, alteration, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors then in office. Notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of the bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation in any respect, unless in addition to any other vote required by the Certificate of Incorporation or required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by, the affirmative vote of the holders of at least sixty-six and two- thirds percent (66 2/3%) of the voting power of the outstanding shares, voting together as a single class.